UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2021

KURA ONCOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37620	61-1547851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 High Bluff Drive, Suite 400, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 500-8800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KURA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 24, 2021, Kura Oncology, Inc. (the “Company”) reported that the U.S. Food and Drug Administration (the “FDA”) has placed the KOMET-001 Phase 1b study of KO-539 in patients with relapsed or refractory acute myeloid leukemia (“AML”) on a partial clinical hold. The partial clinical hold was initiated following the Company’s recent report to the FDA of a Grade 5 serious adverse event (patient death) potentially associated with differentiation syndrome, a known adverse event related to differentiating agents in the treatment of AML. Patients currently enrolled in the Phase 1b study may continue to receive KO-539, although no additional patients may be enrolled until the partial clinical hold is resolved. Until the partial clinical hold is resolved, and the Company has more clarity regarding the impact on timing, the Company is suspending guidance on the completion of enrollment in the KOMET-001 Phase 1b study and determination of the recommended Phase 2 dose of KO-539.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KURA ONCOLOGY, INC.

Date: November 24, 2021	By:	/s/ Teresa Bair
Teresa Bair
Chief Legal Officer